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                                                                    Exhibit 3.10

                                     BYLAWS

                                       OF

                                PCA NATIONAL LLC

                     (a Delaware limited liability company)

                                 ---------------

                                    ARTICLE I

                                   UNITHOLDERS

          1. CERTIFICATES REPRESENTING UNITS. Certificates representing Units in the Company shall be signed by, or in the name of, the Company by the Chairperson or Vice-Chairperson of the Board of Managers, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Whenever the Company shall be authorized to issue more than one class of Units or more than one series of any class of Units, the certificates representing Units of any such class or series shall set forth thereon the statements prescribed by the Limited Liability Company Agreement of PCA National LLC (the "Agreement"). Any restrictions on the transfer or registration of transfer of any Of Units of any class or series shall be noted conspicuously on the certificate representing such Units.

          The Company may issue a new certificate of Units in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Managers may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated Units.

          2. UNIT TRANSFERS. Upon compliance with the Agreement and any other provisions restricting the transfer or registration of transfer of Units, if any, transfers or registration of transfers of Units of the Company shall be made only on the Unit ledger of the Company by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and, in the case of

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Units represented by certificates, on surrender of the certificate or certificates for such Units properly endorsed and the payment of all taxes due thereon.

                                   ARTICLE II

                                    MANAGERS

          1. FUNCTIONS AND DEFINITION. In accordance with the Company's Certificate of Formation, the business and affairs of the Company shall be managed by or under the direction of the Board of Managers of the Company. The Board of Managers shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of Managers which the Company would have if there were no vacancies.

          2. QUALIFICATIONS AND NUMBER. A Manager need not be a Unitholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Managers shall consist of one person, namely Barry J. Feld. Thereafter the number of Managers constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Managers, such number may be fixed from time to time by action of the Unitholders or of the Managers, or, if the number is not fixed, the number shall be one. The number of Managers may be increased or decreased by action of the Unitholders or of the Managers.

          3. ELECTION AND TERM. The first Board of Managers, consisting solely of Barry J. Feld, shall hold office until the first meeting of Unitholders and until their successors are elected and qualified or until their earlier resignation or removal. Any Manager may resign at any time upon written notice to the Company. Thereafter, Managers who are elected at an annual meeting of Unitholders, and Managers who are elected in the interim to fill vacancies and newly created Managerships, shall hold office until the next annual meeting of Unitholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of Unitholders or of special meetings of Unitholders called for the election of Managers and/or for the removal of one or more Managers and for the filling of any vacancy in that connection, newly created Managerships and any vacancies in the Board of Managers, including unfilled vacancies resulting from the removal of Managers for cause or without cause, may be filled by the vote of a majority of the remaining Managers then in office, although less than a quorum, or by the sole remaining Manager.

          4. MEETINGS.

          - TIME. Meetings of the Board of Managers shall be held at such form as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Managers may conveniently assemble.

          - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

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          -  CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the Managers in office.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Managers thereat. Notice need not be given to any Manager or to any member of a committee of Managers who submits a written waiver of notice signed by such Manager or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in any written waiver of notice.

          - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Managers in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the Managers present, whether or not a quorum is present, may adjourn a meeting to another, time and place. Except as herein otherwise provided, and except as otherwise provided by the Agreement, the vote of the majority of the Managers present at a meeting at which a quorum is present shall constitute the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of these Bylaws which govern a meeting of Managers held to fill vacancies and newly created Managerships in the Board or action of disinterested Managers.

          Any member or members of the Board of Managers or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          - CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other Manager chosen by the Board, shall preside.

          5. REMOVAL OF MANAGERS. Except as may otherwise be provided by the Agreement, any Manager or the entire Board of Managers may be removed, with or without cause, by the holders of a majority of the Units then entitled to vote at an election of Managers.

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          6. COMMITTEES. The Board of Managers may designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company.

          7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Managers or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                    OFFICERS

          The officers of the Company shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Managers, a Chairperson of the Board, a Vice-Chairperson of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Managers choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Managers choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a Manager. Any number of offices may be held by the same person, as the Managers may determine.

          Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Managers following the next annual meeting of Unitholders and until such officer's successor shall have been chosen and qualified.

          All officers of the Company shall have such authority and perform such duties in the management and operation of the Company as shall be prescribed in the resolutions of the Board of Managers designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Company shall record all of the proceedings of all meetings and actions in writing of Unitholders, Managers, and committees of Managers, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant

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Secretary. Any officer may be removed, with or without cause, by the Board of
Managers. Any vacancy in any office may be filled by the Board of Managers.

                                   ARTICLE IV

                                  COMPANY SEAL

          The company seal shall be in such form as the Board of Managers shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

          The fiscal year of the Company shall be fixed, and shall be subject to change, by the Board of Managers.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

          Subject to the provisions of the Certificate of Formation and the provisions of the Agreement, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Managers or by the Unitholders.

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          I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of PCA NATIONAL LLC, a Delaware Company, as in effect on the date hereof.

Dated: July 31, 2000.

                                           PCA NATIONAL LLC


                                           By: /s/ J. Robert Wren
                                               ---------------------------------
                                               Secretary